UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2013 (July 10, 2013)

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-53945 (Commission File Number)	26-2875286 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant's Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Amendment and Restatement of Management Agreement

Effective July 10, 2013, Inland Diversified Real Estate Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Company”) entered into a Third Amended and Restated Business Management Agreement (the “Third Amended Business Management Agreement”) with its business manager, Inland Diversified Business Manager & Advisor, Inc. (the “Business Manager”) and Inland Real Estate Investment Corporation (the “Sponsor”). The Business Manager is a wholly-owned subsidiary of the Sponsor, which is itself a wholly-owned subsidiary of The Inland Group, Inc. A summary of the material changes set forth in the Third Amended Business Management Agreement follows. Unless otherwise defined in this Current Report, capitalized terms used herein have the same meanings as set forth in the Third Amended Business Management Agreement.
Elimination of Organization and Offering Fees. Under the Third Amended Business Management Agreement, we have eliminated certain provisions of the Second Amended and Restated Business Management Agreement (the “Second Amended Business Management Agreement”) that are no longer applicable following the closing of the Company's “best efforts” offering on August 23, 2012. These provisions include the payment of fees by the Company that were made in connection with organizing the Company and its “best efforts” offering. The Third Amended Business Management Agreement removes provisions related to “Marketing Contribution,” “Offering Expense,” “Organization Expense” and “Selling Commissions.”

Clarification Regarding the Payment of Incentive Fees and Liquidity Event Fees. The Third Amended Business Management Agreement also amends certain provisions to clarify the circumstances relating to Incentive Fees and Liquidity Event Fees and the impact of termination of the Third Amended Business Management Agreement on the Company's obligation to pay these fees. Section 18 of the Third Amended Business Management Agreement clarifies that if the Third Amended Business Management Agreement terminates in connection with a Business Combination between the Company, the Business Manager and the Real Estate Managers that closes after the completion of a Real Estate Asset Sale or Liquidity Event, the Business Manager, or its successor or designee, will be entitled to any Incentive Fee or Liquidity Event Fee, as applicable, in connection with such Real Estate Asset Sale or Liquidity Event, including any fee that requires determining Market Value at a point after the closing of the Business Combination. The amount of any fees payable pursuant to the foregoing sections did not change.
The information set forth herein with respect to the Third Amended Business Management Agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the Third Amended Business Management Agreement attached to this Current Report as Exhibit 10.1, which is incorporated into this Item 1.01 by reference.
Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1
Third Amended and Restated Business Management Agreement, effective as of July 10, 2013, by and among Inland Diversified Real Estate Trust, Inc., Inland Diversified Business Manager & Advisor, Inc. and Inland Real Estate Investment Corporation

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are not historical facts but reflect the intent, belief or current expectations of our management based on their knowledge and understanding of the business and industry, the economy and other future conditions. These statements are not guarantees of future performance, and we caution investors not to place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or forecasted in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended March 31, 2013 and in our Annual Report on Form 10-K for the year ended December 31, 2012. Forward-looking statements in this Report reflect our management's view only as of the date of this Report, and may ultimately prove to be incorrect or false. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. We intend for these forward-looking statements to be covered by the applicable safe harbor provisions created by Section 27A of the Securities Act and Section 21E of the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Date:	July 15, 2013	By:	/s/ Steven T. Hippel
		Name:	Steven T. Hippel
		Title	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Third Amended and Restated Business Management Agreement, effective as of July 10, 2013, by and among Inland Diversified Real Estate Trust, Inc., Inland Diversified Business Manager & Advisor, Inc. and Inland Real Estate Investment Corporation

5